EXHIBIT 10.1

                   CORPORATE DEVELOPMENT CONSULTING AGREEMENT

         This Agreement made this 27th day of February, 2003, by and between John P. Demoleas, whose address is 9 Lynn Drive, Englewood Cliffs, NJ 07632, hereinafter referred to as "DEMOLEAS" or "Consultant" and World Wide Video, Inc., a Colorado corporation, its agents, successors or assigns, hereinafter referred to as "WORLD WIDE VIDEO" or "Client", whose address is 127 West Davis Street, Culpepper, Virginia 22701.

         Whereas   Consultant   is  in  the  business  of  providing   corporate
development consulting services to businesses in an effort to assist companies and whereas Client desires to retain Consultant for the following purposes:

         To research, draft and develop a new business model, and a business and product/image program.

         For and in consideration of mutual benefits, detriments, and promises, and the cross considerations hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, DEMOLEAS and WORLD WIDE VIDEO, collectively "THE PARTIES", hereby covenant and agree as follows:

1.       Services

          a. DEMOLEAS is hereby engaged by WORLD WIDE VIDEO to provide corporate development consulting services for a three month period from the date hereof.

2.       Compensation

          a. WORLD WIDE VIDEO hereby agrees to pay DEMOLEAS for the services set forth in Paragraph 1, the following non-refundable retainer items:

               1. The issuance of 4,250,000 shares of S-8 free-trading common stock (such stock shall be issued within three days after the date hereof).

               2. All shares when issued, must be issued to individuals pursuant to the requirements of Form S-8. Demoleas will provide an address and social security number for I.R.S. Form 1099 filing.

         b. WORLD WIDE VIDEO shall pay all out-of-pocket expenses related to the services set forth in Paragraph 1 above, subject to budget approval by WORLD WIDE VIDEO prior to incurring the expense.

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3.       Termination of Agreement

         This Consulting Agreement may not be terminated by either party prior to the expiration of the term provided herein above, except as follows:

         a. Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

         b.       Upon the other party taking the benefit of any insolvency law;

         c. Upon the other party having or applying for a receiver appointed for either party; and/or

         d.       Mutual consent of the parties.

4.       Notices

         All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either certified mail, express mail or other overnight courier service. Notices shall be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder shall be effective if executed by and/or sent by the attorneys for THE PARTIES giving such notice and, in connection therewith, THE PARTIES and their respective counsel agree in giving such notice such counsel may communicate directly in writing with such party to the extent necessary to give such notice.

5.       Attorney Fees

         In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorneys fees, expenses and court costs through trial, appeal and to final disposition.

6.       Time is of the Essence

         Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

7.       Inurement

         This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

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8.       Entire Agreement

         This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supercedes all previous agreements.

9.       Amendments

         This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon by and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

10.      Waivers

         No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

11.      Non-Waiver

         The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

12.      Construction of Agreement

         Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

13.      Non-Circumvention Agreement

     WORLD WIDE VIDEO agrees, represents and warrants hereby that it shall not circumvent DEMOLEAS with respect to any banking or lending institution, investment bank, trust, corporation, individual or investor introduced by DEMOLEAS to WORLD WIDE VIDEO nor with respect to any transaction, merger, acquisition or other business opportunity proposed by, assisted with or otherwise promoted by DEMOLEAS for the benefit of WORLD WIDE VIDEO pursuant to the terms with DEMOLEAS for the purpose of, without limitation, this Agreement and for a period of three (3) years from the date of execution by THE PARTIES of this Agreement.

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14.      Applicable Law

         THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEW JERSEY FOR WHICH THE COURTS IN BERGEN COUNTY, NEW JERSEY SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

15.      Counterparts

         This Agreement may be executed in a number of identical counterparts. Each such counterpart is deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.

16.      Facsimile

         A facsimile copy of this Agreement is acceptable.

17.      Acceptance of Agreement.

         Unless both parties have signed this Agreement within ten (10) business days of the date listed above, this Agreement shall be deemed automatically withdrawn and terminated.

         IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 27th day of February, 2003, by and between:

JOHN P. DEMOLEAS                             WORLD WIDE VIDEO, INC.
                                             a Colorado corporation


By:/s/John P. Demoleas                      By:/s/John G. Perry
John P. Demoleas                               John G. Perry, President

Date: February 27, 2003                     Date: February 27, 2003














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